CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-258243, 333-279330, and 333-279331) and Form S-8 (Nos. 333-223439, 333-226259, 333-227860, 333-245177, 333-276211, 333-281460, 333-281461, 333-283068, and 333-285957) of our report dated March 10, 2026, with respect to the consolidated financial statements of Skye Bioscience, Inc. and Subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Morristown, New Jersey
March 10, 2026